UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37526	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2022, TELA Bio, Inc. (the “Company”) entered into the Credit and Security Agreement (the “New Credit Agreement”) with MidCap Financial Trust, as agent (the “Agent”), and certain lender parties thereto. The New Credit Agreement provides for up to $50.0 million in term loans (the “MidCap Term Loans”), consisting of a $40.0 million Tranche 1 (“Tranche 1”) and a $10.0 million Tranche 2 (“Tranche 2”). Upon closing, the Company borrowed $40.0 million of Tranche 1 and used a portion of the proceeds to repay borrowings under the Credit Agreement, dated as of November 16, 2018, by and between the Company and OrbiMed Royalty Opportunities II, LP (the “Existing Credit Agreement”) and intends to use the remaining proceeds to fund operations and other general corporate purposes. The Company will be eligible to borrow Tranche 2 at the Company’s option upon meeting certain conditions, including, but not limited to, reaching $65.0 million of net product revenue by fiscal year end 2023.

Pursuant to the New Credit Agreement, the Company provided a first priority security interest in all existing and future acquired assets, including intellectual property, owned by the Company. The New Credit Agreement contains certain covenants that limit the Company’s ability to engage in certain transactions that may be in the Company’s long-term best interests. Subject to certain limited exceptions, these covenants limit the Company’s ability to, among other things:

●	create, incur, assume or permit to exist any additional indebtedness, or create, incur, allow or permit to exist any additional liens;

●	enter into any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in certain agreements without consent;

●	effect certain changes in the Company’s business, fiscal year, management, entity name, business locations;

●	liquidate or dissolve, merge with or into, consolidate with, or acquire all or substantially all of the capital stock or assets of, any other company;

●	pay cash dividends on, make any other distributions in respect of, or redeem, retire or repurchase, any shares of the Company’s capital stock;

●	make certain investments; and

●	enter into transactions with the Company’s affiliates.

The New Credit Agreement also contains customary indemnification obligations and customary events of default, including, among other things, (i) non-payment, (ii) breach of warranty, (iii) non-performance of covenants and obligations, (iv) default on other indebtedness, (v) judgments, (vi) change of control, (vii) bankruptcy and insolvency, (viii) impairment of security, (ix) key permit events, (x) termination of a pension plan, (xi) regulatory matters, (xii) material adverse effect and (xiii) breach of material contracts.

In addition, the Company must maintain minimum net revenue levels tested quarterly. In the event of default under the New Credit Agreement, the Company would be required to pay interest on principal and all other due and unpaid obligations at the current rate in effect plus 2%.

The MidCap Term Loans mature on May 1, 2027 and bear interest at a rate equal to 6.25% plus the greater of one-month Term SOFR (as defined in the New Credit Agreement) or 1.0%. The Company is required to make 36 monthly interest payments beginning on June 1, 2022 (the “Interest-Only Period”). If the Company is in covenant compliance at the end of the Interest-Only Period, the Company will have the option to extend the Interest-Only Period by 12 months to 48 monthly interest payments, followed by 12 months of straight-line amortization, with the entire principal payment due at maturity. If the Company is not in covenant compliance at the end of the Interest-Only Period, the Company is required to make 24 months of straight-line amortization payments, with the entire principal amount due at maturity.

Subject to certain limitations, the MidCap Term Loans have a prepayment fee equal to 3.0% of the prepaid principal amount for the first year following the closing date of the MidCap Term Loans, 2.0% of the prepaid principal amount for the second year following the closing date and 1.0% of the prepaid principal amount for the third year following the closing date and thereafter. The Company is also required to pay an exit fee at the time of maturity or prepayment event equal to 5% of all principal borrowings (or in the event of a prepayment event, the amount of principal being prepaid).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

On May 26, 2022, in connection with the Company’s entry into the New Credit Agreement as described under Item 1.01 of this Current Report on Form 8-K, the Company (i) paid the outstanding balance and fees, including prepayment expenses, under the Existing Credit Agreement in the aggregate amount of approximately $33.2 million and (ii) terminated the Existing Credit Agreement.

A description of the material terms of the Existing Credit Agreement is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 23, 2022, which description is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Credit and Security Agreement, dated as of May 26, 2022, by and among TELA Bio, Inc., MidCap Financial Trust and the lenders from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	President, Chief Executive Officer and Director

Date: May 31, 2022